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BDO                BDO SEIDMAN, LLP              720 Olive Street, Suite 2300
---                Accountants and Consultants   St. Louis, Missouri 63101-2387
                                                 Telephone: (314) 231-7575
                                                 Fax: (314) 621-6891



CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS


Allegiant Bancorp, Inc.
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated
February 23, 1996, relating to the consolidated financial statements of Allegiant Bancorp, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



St. Louis, Missouri                         /s/ BDO Seidman LLP
October 2, 1996